U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2008

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification of Rights of Security Holders

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, Northern Trust Corporation (the “Company”), as part of the U.S. Department of the Treasury (“Treasury”) Troubled Asset Relief Program Capital Purchase Program, issued and sold, pursuant to the terms of a Letter Agreement, dated November 14, 2008 and the Securities Purchase Agreement – Standard Terms attached thereto (collectively, the “Securities Purchase Agreement”) to Treasury (i) 1,576,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value and having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 3,824,624 shares of the Company’s common stock, par value $1.66 2/3 per share (the “Common Stock”), at an exercise price of $61.81 per share, for an aggregate purchase price of $1.576 billion in cash. All of the proceeds will be treated as Tier 1 capital for regulatory purposes. The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s Board of Directors. The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (November 14, 2011) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Securities Purchase Agreement) in excess of $394.0 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 3,824,624 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $1.576 billion from one or more Qualified Equity Offerings and (ii) December 31, 2009. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $1.576 billion, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Securities Purchase Agreement pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Stock (including with respect to the payment of cash dividends in excess of $0.28 per share, which is the amount of the last regular dividend declared by the Company). In addition, in the Securities Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any securities acquired from the Company pursuant to the Securities Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Securities Purchase Agreement) comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series B Preferred Shares and the Warrant and not adopt any benefit plans with respect to, or which cover, its Senior Executive Officers that do not comply with EESA. The applicable Senior Executive Officers of the Company have entered into letter agreements with the Company consenting to the foregoing.

Copies of the Securities Purchase Agreement, the form of Warrant, the Certificate of Designations with respect to the Preferred Shares and the form of letter agreement executed by the Senior Executive Officers are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03 and 5.02. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation establishing the designation, powers, preferences and rights of the Preferred Shares. The Certificate of Designations was effective immediately upon filing. A copy of the Certificate of Designations is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On November 17, 2008, the Company issued a press release regarding the issuance and sale of the Preferred Shares and Warrant. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B

4.1	Warrant

10.1	Letter Agreement

10.2	Securities Purchase Agreement — Standard Terms

10.3	Form of Letter Agreement with Senior Executive Officers

99.1	Press Release of Northern Trust Corporation, dated November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: November 17, 2008	By:	/s/ William R. Dodds, Jr.
William R. Dodds, Jr.
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B

4.1	Warrant

10.1	Letter Agreement

10.2	Securities Purchase Agreement — Standard Terms

10.3	Form of Letter Agreement with Senior Executive Officers

99.1	Press Release of Northern Trust Corporation, dated November 17, 2008